                                                                   Exhibit 99.2

                HOUSEHOLD INTERNATIONAL, INC. AND SUBSIDIARIES

                  DEBT AND PREFERRED STOCK SECURITIES RATINGS

                                          Standard    Moody's
                                          & Poor's   Investors Fitch,
                                         Corporation  Service   Inc.
                                         ----------- --------- ------
           Household International, Inc.
              Senior debt...............        A         A3        A
              Commercial paper..........      A-1        P-2      F-1
              Preferred stock...........     BBB+       Baa2       A-
           Household Finance Corporation
              Senior debt...............        A         A2        A
              Senior subordinated debt..       A-         A3       A-
              Commercial paper..........      A-1        P-1      F-1
           Household Bank, f.s.b.
              Senior debt...............        A         A2        A
              Subordinated debt.........       A-         A3       A-
              (long/short term).........    A/A-1     A2/P-1   A+/F-1
              Bank notes................      A-1        P-1      F-1
           Household Bank plc
              Senior debt...............        A         A2       A+
              Commercial paper..........      A-1        P-1       NR

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NR--Not rated